EXHIBIT 10
MODIFICATION AGREEMENT
     THIS MODIFICATION AGREEMENT (“AGREEMENT”) is made to be effective as of the 2nd day of August 2005, by and between MANUFACTURERS AND TRADERS TRUST COMPANY (“LENDER”) and ABLEST INC., a Delaware corporation (“BORROWER”).
RECITALS
     The LENDER has extended a loan to the BORROWERS in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (“LOAN”), in accordance with the terms and conditions as set forth in the Credit Agreement, by and between the BORROWER and the LENDER dated on or about August 12, 2003 (“CREDIT AGREEMENT”). The LOAN is evidenced by the Promissory Note in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00), dated on or about August 12, 2003 (“NOTE”) from the BORROWER to the order of the LENDER. The LOAN is secured by, among other things, all of the BORROWER’S accounts as set forth in the Specific Security Agreement, by and between the BORROWER and the LENDER dated on or about August 12, 2003 (“SECURITY AGREEMENT”).
     The BORROWER has requested that the LENDER modify certain terms of the LOAN. The LENDER has agreed to the BORROWER’S request, but only in accordance with the terms of this AGREEMENT. The parties have entered into this AGREEMENT to accomplish such modifications.
     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
     Section 1. Definitions. As used in this AGREEMENT, the terms set forth below shall have the meanings set forth below. Terms defined in this Section or elsewhere in this AGREEMENT are in all capital letters. The singular use of any defined term includes the plural, and the plural use includes the singular.
          Section 1.1. Laws. The term “LAWS” means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any governmental authority.
          Section 1.2. Loan Documents. The term “LOAN DOCUMENTS” means collectively the NOTE, the CREDIT AGREEMENT, the SECURITY AGREEMENT and all other agreements, instruments, documents, mortgages, deeds of trust, subordination agreements, intercreditor agreements, pledges, affidavits, powers of attorney, consents, assignments, landlord and mortgage waivers, opinions, collateral assignments, reimbursement agreements, contracts, notices, leases, financing statements, pledges and all other written matter, whether heretofore, now or hereafter executed, which evidence or secure the LOAN.
     Section 2. Acknowledgment Of Obligations. The BORROWER acknowledges that: (a) each of the LOAN DOCUMENTS is the valid and binding obligation of the BORROWER; (b) the LOAN DOCUMENTS are enforceable in accordance with all stated terms; and (c) the BORROWER has no defenses, claims of offset, or counterclaims against the enforcement of the LOAN DOCUMENTS in accordance with all stated terms.
     Section 3. Amendment And Modification Of Note. The NOTE is hereby amended and modified as follows:

EXHIBIT 10
     Section 3.1. Section 1(k) of the NOTE is deleted in its entirety, and the following is placed in lieu thereof:
               “LIBOR Rate” shall mean one and one-quarter (1.25) percentage points above LIBOR with an Interest Period duration of one month, two months or three months, as the same has been selected by the Borrower.
     Section 3.2. Section 1(l) of the NOTE is deleted in its entirety, and the following is placed in lieu thereof:
               “Maturity Date” is the Payment Due Day in August, 2008, provided, however, that the same may be extended in a writing.
     Section 3.3. Section 3 of the NOTE is deleted in its entirety, and the following is placed in lieu thereof:
     3. CONTINUATIONS AND CONVERSIONS. Subject to the provisions immediately set forth below, upon the expiration of the first Interest Period and each Interest Period thereafter, on the Continuation Date the LIBOR Rate will be automatically continued with an Interest Period of the same duration as the Interest Period duration initially selected above. Unless the Bank shall otherwise consent in writing, if (i) Borrower has failed to pay when due, in whole or in part, the indebtedness under the Note (whether upon maturity, acceleration or otherwise), or (ii) there exists a condition or event which with the passage of time, the giving of notice or both shall constitute an Event of Default, the Bank, in its sole discretion, may (i) permit the LIBOR Rate to continue until the last day of the applicable Interest Period at which time such the Applicable Rate shall automatically be converted to the Base Rate or (ii) convert the LIBOR Rate to the Base Rate before the end of the applicable Interest Period. Notwithstanding the foregoing, upon the occurrence of an Event of Default in Section 8(vi) of the Credit Agreement, the Applicable Rate shall be automatically converted to the Base Rate without further action by the Bank and Borrower shall have no right to have the Applicable Rate converted from the Base Rate to the LIBOR Rate. Nothing herein shall be construed to be a waiver by the Bank to have the Principal Amount accrue interest at the Default Rate or the right of the Bank to the amounts set forth in Section 2(g) of this Note.
     Section 4. Amendment And Modification Of Credit Agreement. The CREDIT AGREEMENT is hereby amended and modified as follows:
     Section 4.1. Section 1(m) of the CREDIT AGREEMENT is deleted in its entirety, and the following is placed in lieu thereof:
m. “Permitted Acquisitions” means acquisitions: (i) for which the total consideration paid or to be paid by the Borrower is less than Five Million Dollars ($5,000,000.00); (ii) for which the total consideration paid or to be paid by the Borrower in connection therewith when aggregated with the total consideration paid or to be paid in connection with all other acquisitions made during such fiscal year of the Borrower, total less than Ten Million Dollars ($10,000,000.00); and (iii) following the completion of which, the Borrower remains in compliance with each and every covenant contained in this Agreement on a pro forma basis.

EXHIBIT 10
     Section 4.2. Section 3(a) of the CREDIT AGREEMENT is deleted in its entirety, and the following is placed in lieu thereof:
a. Issuance of Letters of Credit. The Bank shall issue Letters Of Credit as requested by the Borrower, provided that no Event of Default has occurred and is continuing and provided that the aggregate amount of all Letters Of Credit issued and outstanding and any reimbursement obligations owed to the Bank arising out of any Letters Of Credit do not exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00). Any amounts paid by the Bank in connection with any Letter Of Credit shall be treated as an advance of proceeds of the Loan, shall be secured by all of the collateral securing the Loan, and shall bear interest at the Interest Rate. No Letter Of Credit shall have an expiry date which occurs after the earlier of (i) one year after the date thereof or (ii) August 1, 2008.
     Section 4.3. Section 3(d) of the CREDIT AGREEMENT is deleted in its entirety, and the following is placed in lieu thereof:
d. Fees, Charges And Other Terms. Upon the issuance of each Letter Of Credit, the Borrower shall pay to the Bank an issuance fee of one and one-quarter percent (1.25%) per annum of the face amount of such Letter Of Credit. In addition, the Borrower shall pay to the Bank such amendment, extension and other fees as the Bank quotes from time to time with respect to each Letter Of Credit (which fees shall not be less than Two Hundred Dollars ($200.00) per fiscal quarter of the Borrower), and shall execute such applications, reimbursement agreements, or other documents as the Bank requires from time to time with respect to the issuance, extension, amendment, or any other requested or required action concerning a Letter Of Credit.
     Section 4.4. Section 7(a) of the CREDIT AGREEMENT is deleted in its entirety, and the following is placed in lieu thereof:
a. Tangible Net Worth. Permit the Borrower’s Tangible Net Worth to be less than Sixteen Million Dollars ($16,000,000.00), as of the last day of each fiscal quarter of the Borrower;
     Section 5. Obligors’ Representations And Warranties. As an inducement to the LENDER to enter into this AGREEMENT, the BORROWER makes the following representations and warranties to the LENDER and acknowledges the LENDER’S justifiable reliance thereon:
            Section 5.1. Authority And Good Standing. The BORROWER: (a) has the power to enter into this AGREEMENT and any related documents and to perform all of its obligations hereunder and thereunder; (b) has duly authorized the entry into and performance of this AGREEMENT and all related documents; and (c) is in good standing in the jurisdiction of its organization and are qualified to do business and are in good standing in all other jurisdictions in which the BORROWER transacts business.
            Section 5.2. Violations. The execution, delivery, and performance of this AGREEMENT by the BORROWER will not immediately, or with the passage of time, the giving of notice, or both: (a) violate any LAWS or result in a default under any contract, agreement, or instrument to which the BORROWER is a party or by which the BORROWER or any properties of the BORROWER are bound; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the BORROWER, except in favor of the LENDER.

EXHIBIT 10
          Section 5.3. Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (any, an “ACTION”) which involves the BORROWER, its subsidiaries or their respective assets and might have a material adverse effect upon the BORROWER or any subsidiary or threaten the validity of the LOAN, any of the LOAN DOCUMENTS or any related document or action. BORROWER will immediately notify the LENDER in writing upon acquiring knowledge of any such ACTION.
          Section 5.4. Liens. The LENDER holds perfected liens and security interests in and to the assets of the BORROWER as required by the terms and conditions of the LOAN DOCUMENTS, which liens shall survive intact the transactions contemplated by this AGREEMENT in the same lien priority existing prior to this AGREEMENT.
          Section 5.5. Enforceability. This AGREEMENT and all of the LOAN DOCUMENTS, as modified and amended in accordance herewith, are the valid and binding obligations of the BORROWER, as indicated, and are fully enforceable in accordance with all stated terms.
     Section 6. Credit Agreement. The BORROWER hereby ratifies and reaffirms the terms and conditions of the CREDIT AGREEMENT, and acknowledges that the CREDIT AGREEMENT, will continue to be fully enforceable against the BORROWER in accordance with all stated terms after the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated herein.
     Section 7. Security Agreement. The BORROWER hereby ratifies and reaffirms the terms and conditions of the SECURITY AGREEMENT, and acknowledges that the SECURITY AGREEMENT, will continue to be fully enforceable against the BORROWER in accordance with all stated terms after the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated herein.
     Section 8. No Other Modifications Of Loan Documents. The parties acknowledge that except as specifically stated in this AGREEMENT, the LOAN DOCUMENTS shall not be deemed to have been amended, modified or changed in any respect, and shall continue to be enforceable against the parties thereto in accordance with all stated terms. Nothing contained herein is intended to limit, vary, or terminate any liens, pledges, security interests or mortgage liens presently existing for the benefit of the LENDER or to alter the lien priority thereof. The BORROWER reaffirms and ratifies all of such liens, pledges, security interests or mortgage liens previously granted for the benefit of the LENDER.
     Section 9. Further Assurances. The BORROWER agrees to execute and deliver to the LENDER such other and further documents as may, from time to time, be reasonably requested by the LENDER in order to execute or enforce the terms and conditions of this AGREEMENT or any of the LOAN DOCUMENTS.
     Section 10. No Novation; No Refinance. It is the intent of each of the BORROWER and of the LENDER that nothing contained in this AGREEMENT shall be deemed to effect or accomplish or otherwise constitute a novation of any of the obligations owed by any of the BORROWER to the LENDER or to be a refinance of the LOAN. Nothing contained herein shall be deemed to extinguish, terminate or impair any of the duties or obligations owed by the BORROWER to the LENDER with respect to the LOAN, or the LOAN DOCUMENTS.
     Section 11. Enforceability. This AGREEMENT shall inure to the benefit of and be enforceable against the BORROWER and the LENDER and their respective successors and

EXHIBIT 10
assigns.
     Section 12. Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This AGREEMENT shall be construed, performed and enforced and its validity and enforceability determined in accordance with the LAWS of the State of Maryland (excluding, however, conflict of LAWS principles). The BORROWER consents to the jurisdiction of the courts of the State of Maryland and the jurisdiction of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The BORROWER waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or inconvenience of forum.
     Section 13. Amendment. This AGREEMENT may be amended only by a writing duly executed by the BORROWER and by the LENDER.
     Section 14. Waiver. No failure or delay by the LENDER in the exercise or enforcement of any of its rights under any LOAN DOCUMENT shall be a waiver of such right or remedy nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. The LENDER may at any time or from time to time waive all or any rights under this AGREEMENT or under any LOAN DOCUMENT, but any such waiver must be specific and in writing and no such waiver shall constitute, unless specifically so expressed by the LENDER in writing, a future waiver of performance or exact performance by the BORROWER. No notice to or demand upon the BORROWER in any instance shall entitle the BORROWER to any other or further notice or demand in the same, similar or other circumstance.
     Section 15. Obligations Unconditional. The BORROWER’S obligations hereunder and as set forth in the LOAN DOCUMENTS are absolute and unconditional, and are independent of any defense or rights of set-off, recoupment or counterclaim which the BORROWER might have against the LENDER. The BORROWER agrees that all payments required to be made by it shall be made free of any deductions and without abatement, diminution or set-off. Until the LOAN has been fully repaid and all other obligations of the BORROWER owed to the LENDER have been fully performed: (a) no payment provided for herein or by the terms of any of the LOAN DOCUMENTS shall be suspended or discontinued; and (b) the BORROWER shall fully perform and observe all of their respective covenants and agreements contained herein and in the LOAN DOCUMENTS, including without limitation, the covenants and agreements to make all payments required under the LOAN DOCUMENTS, as amended pursuant to this AGREEMENT.
     Section 16. Expenses. The BORROWER agrees to reimburse the LENDER upon demand for the costs and expenses incurred by the LENDER in connection with the preparation of this AGREEMENT, including reasonable attorneys’ fees.
     Section 17. Counterparts And Delivery. This AGREEMENT may be executed and delivered in counterparts, and shall be fully enforceable against each signatory, even if all designated signatories do not actually execute this AGREEMENT. This AGREEMENT, and the signatures to this AGREEMENT, may be delivered via facsimile.
     SECTION 18. RELEASE. IN ORDER TO INDUCE THE LENDER TO ENTER INTO THIS AGREEMENT, THE BORROWER FOREVER RELEASES AND DISCHARGES THE LENDER AND THE LENDER’S OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS) WHICH THE BORROWER EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES, WHETHER KNOWN OR

EXHIBIT 10
UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.
     Section 19. Waiver Of Jury Trial. The BORROWER and the LENDER agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by the BORROWER, the LENDER, or any successor or assign of he BORROWER or the LENDER, on or with respect to this AGREEMENT or any of the LOAN DOCUMENTS or which in any way relates, directly or indirectly, to the obligations of any of the BORROWER to the LENDER under this AGREEMENT or any of the LOAN DOCUMENTS or the dealings of the parties with respect thereto, shall be tried by a court and not by a jury. THE BORROWER AND THE LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.
     IN WITNESS WHEREOF, the parties have executed this AGREEMENT with the specific intention of creating a document under seal to be effective as of the date first above written.